POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

Registration No. 333-61427

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOFTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2453033
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

59 Lowes Way, Suite 401

Lowell, Massachusetts 01851

(Address of Principal Executive Offices)(Zip Code)

SOFTECH, INC. 1994 STOCK OPTION PLAN

(Full Title of the Plan)

Jean J. Croteau

59 Lowes Way, Suite 401

Lowell, Massachusetts 01851

(978) 513-2700

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

REMOVAL OF SECURITIES FROM REGISTRATION

On August 13, 1998, SofTech, Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-61427) (the “Registration Statement”) with the Securities and Exchange Commission with respect to 600,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), registered for issuance under the SofTech, Inc. 1994 Stock Option Plan (the “Plan”).

This Post-Effective Amendment No. 1 is being filed to remove from registration the Common Stock registered with respect to the Plan and plan interests not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lowell, Commonwealth of Massachusetts, on this 16th day of August, 2010.

SOFTECH, INC.

By:	/s/ Amy McGuire
Name: Amy McGuire
Title: Chief Financial Officer